UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2024

USIO, INC.
(Exact name of registrant as specified in its charter)
Nevada	000-30152	98-0190072
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3611 Paesanos Parkway, Suite 300, San Antonio, TX	78231
(Address of principal executive offices)	(Zip Code)

(210) 249-4100
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	USIO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  On January 26, 2024, Michael White was appointed as Senior Vice President, Chief Accounting Officer of Usio, Inc. (the “Company”) as well as the principal accounting and financial officer of the Company for purposes of the Securities Exchange Act of 1934, as amended, effective February 1, 2024.

Mr. White, age 27, has been employed by the Company since September 2020. Prior to his appointment as Chief Accounting Officer, Mr. White was an accounting analyst from September 2020 to August 2021, Assistant Controller from August 2021 to April 2022 and Vice President, Controller from April 2022 until his appointment as Chief Accounting Officer in January 2024. Prior to his employment with the Company, from May 2016 to September 2020, Mr. White was an Accounting Associate with EPIcenter, an energy startup founded by the Board of Directors of CPS Energy, Itron, Landis+Gyr, and OCI Solar. In this position, Mr. White, EPIcenter’s first financial employee, helped establish an accounting system utilizing software to automate accounting tasks; presented financial statements to the Board of Directors; managed application and reporting processes for multiple government energy grant programs; managed annual audit and tax filing procedures; and established compliance with policies and procedures, as well as determined effectiveness of internal controls.

Mr. White’s annual salary will be $180,000, effective February 1, 2024. Mr. White will also be eligible for grants of awards under the Company’s equity incentive programs and annual bonus plans as well as other employment benefits for which all employees of the Company are eligible.

In addition, Houston Frost, the Company’s Senior Vice President, Corporate Development and Prepaid Services, was promoted to Senior Vice President, Chief Product Officer, In connection with this promotion, the Compensation Committee approved a base salary of $240,000 per annum for Mr. Frost, effective February 1, 2024. Mr. Frost will also be eligible for grants of awards under the Company’s equity incentive programs and annual bonus plans as well as other employment benefits for which all employees of the Company are eligible. Mr.  Frost was also appointed as the Company’s Chief Product Officer.

(e)  On January 26, 2024, the Compensation Committee of the Board of Directors of the Company approved an annual base salary for Louis Hoch, the Chairman of the Board, President and Chief Executive Officer of the Company, of $800,000, effective February 1, 2024. Mr. Hoch will also be eligible for grants of awards under the Company’s equity incentive programs and annual bonus plans as well as other employment benefits for which all employees of the Company are eligible.

Item 9.01	Financial Statements and Exhibits.

10.1	Ninth Amendment to Employment Agreement Dated to be effective as of February 1, 2024 by and between the Company and Louis A. Hoch
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2024	USIO, INC. By: /s/ Louis A. Hoch Name: Louis A. Hoch Title: Chief Executive Officer and President